                                                                     EXHIBIT 4.1

                                                                  EXECUTION COPY

                                LETTER AMENDMENT


                                              Dated as of August 20, 1999

To the banks, financial institutions
  and other institutional lenders
  (collectively, the "Lenders") parties
  to the Credit Agreement referred to
  below and to Bankers Trust Company,
  as agent (the "Agent") for the Lenders

Ladies and Gentlemen:

     We refer to the Credit Agreement dated as of October 8, 1997 (such Credit Agreement, as amended, supplemented or otherwise modified through the date hereof, the "Credit Agreement") among the undersigned and you. Capitalized terms not otherwise defined in this Letter Amendment have the same meanings as specified in the Credit Agreement.

     It is hereby agreed by you and us as follows:

     The Credit Agreement is, effective as of the date of this Letter Amendment, hereby amended as follows:

          (a) Section 5.01(d) is amended in full to read as follows:

               "(d) Leverage Ratio. Maintain at all times a ratio of Consolidated Debt of the Borrower and its Consolidated Subsidiaries to Total Capital of not more than .65:1.0."

          (b) Section 5.02(d)(iv) is amended to (i) delete the word "secured" in the first line thereof and (ii) add the words ", if at all," immediately following the word "secured" in clause (x) thereof.

     This Letter Amendment shall become effective as of the date first above written when, and only when, the Agent shall have received counterparts of this Letter Amendment executed by the undersigned and the Majority Lenders or, as to any of the Lenders, advice satisfactory to the Agent that such Lender has executed this Letter Amendment. This Letter Amendment is subject to the provisions of Section 8.01 of the Credit Agreement.

     On and after the effectiveness of this Letter Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the Notes to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Letter Amendment.

     The Credit Agreement and the Notes, as specifically amended by this Letter Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Letter Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under the Credit Agreement or any Note, nor constitute a waiver of any provision of the Credit Agreement or any Note.

     If you agree to the terms and provisions hereof, please evidence such agreement by executing and returning at least three counterparts of this Letter Amendment to the attention of Michael Stein at Shearman & Sterling, 599 Lexington Avenue, New York, NY 10022.

     This Letter Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Letter Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Letter Amendment.

     This Letter Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

                                         Very truly yours,

                                         SUPERVALU INC.


                                         By /s/
                                            Title:

Agreed as of the date first above written:

BANKERS TRUST COMPANY,
   as Agent and as Lender


By /s/
  ----------------------------
   Title:

------------------------------
[type in legal name of Lender]


By
  ----------------------------
   Title: